Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Avalon Holdings Corporation

Warren, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-165064 and No. 333-231082) of Avalon Holdings Corporation of our report dated March 14, 2019, relating to the consolidated financial statements and financial statement schedule, which appears in the 2019 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Cleveland, Ohio

March 12, 2020